Exhibit 10.2

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (the “Amendment”), dated as of November 1, 2005, is between RF MONOLITHICS, INC. (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

RECITALS:

A. Borrower and Lender have entered into that certain Loan Agreement (the “Agreement”) dated as of December 31, 2004.

B. Pursuant to the Agreement, certain Guarantors executed a Guaranty (herein so called), dated as of March 31, 2005, which guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

C. Borrower and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II

Amendments

2.1 Amendment to Section 9.4. Section 9.4 is hereby amended and restated in its entirety to read as follows:

“Section 9.4. Consolidated Net Income. The Borrower will not permit its Consolidated Net Income after taxes plus the effect of non-cash stock option expenses, measured as of the end of each quarter, to be a negative number (i) greater than a cumulative amount of ($250,000) for the four consecutive quarters ending February 28, 2006, or (ii) after February 28, 2006 for either (x) any four consecutive quarters (on a cumulative basis) or (y) any two consecutive quarters, in each case on a trailing quarter basis.”

2.2 Amendment to Exhibit B. Exhibit B is amended and restated to read as set forth in Exhibit B attached to this Amendment.

ARTICLE III

Conditions Precedent

3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) Lender shall have received this Amendment and such additional documents, instruments and information as Lender or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request, in each case executed by Borrower and Guarantors, as applicable.

(b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof.

(c) No Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

(d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Winstead Sechrest & Minick P.C.

ARTICLE IV

Ratifications, Representations and Warranties

4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

4.2 Representations and Warranties. Borrower hereby represents and warrants to Lender that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (iv) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

ARTICLE V

Miscellaneous

5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

5.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

5.3 Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including without limitation the costs and fees of Lender’s legal counsel.

5.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.5 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in Texas, Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

5.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

5.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.8 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

5.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.10 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.

Borrower:

RF MONOLITHICS, INC.

By:	/s/ Harley E Barnes III
	Name:	Harley E Barnes III
	Title:	CFO

Lender:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Linda G. Davis
Linda G. Davis
Vice President

EXHIBIT B

COMPLIANCE CERTIFICATE

FOR QUARTER/YEAR (Circle one) ENDED                                                                           (THE “SUBJECT PERIOD”)

LENDER: Wells	Fargo Bank, National Association

BORROWER: RF	MONOLITHICS, INC.

This certificate is delivered under the Loan Agreement (as amended, restated, modified or renewed from time to time, the “Agreement”) dated as of December 31, 2004, between Borrower and Lender. Capitalized terms when used in this certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. I certify to Lender that, on the date of this certificate, (a) the financial statements of Borrower attached to this certificate were prepared in accordance with GAAP, and present fairly the financial condition and results of operations of Borrower as of the end of and for the Subject Period, (b) no Default or Event of Default currently exists or has occurred which has not been cured or waived by Lender, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto is attached hereto, (c) attached hereto is a statement showing in reasonable detail the calculations demonstrating compliance with Article IX of the Agreement, and (d) the status of compliance by Borrower with certain covenants of the Agreement at the end of the Subject Period is as set forth below:

In Compliance as of End of Subject Period (Please Indicate)

1.	Financial Statements and Reports

	(a)	Provide annual audited FYE financial statements of Borrower within the period prescribed in Section 7.1.A. of the Agreement.	Yes	No

	(b)	Provide quarterly financial statements of Borrower within the period prescribed in Section 7.1.B. of the Agreement.	Yes	No

	(c)	Provide a quarterly Compliance Certificate within the period prescribed in Section 7.1.E of the Agreement.	Yes	No

	(d)	Provide financial statements of Guarantor within 90 days after the last day of each year.	Yes	No

	(e)	Provide a copy of Guarantor’s tax return within 30 days after it is filed with the Internal Revenue Service.	Yes	No

	(f)	Provide annual projections prior to August 31 of each fiscal year.	Yes	No

	(g)	Provide a monthly summary accounts receivable aging and accounts payable aging, within 30 days after the last day of each month.	Yes	No

	(h) Provide other required reporting and other information concerning Borrower or Guarantor as Lender may from time to time request timely.	Yes	No

2.	Subsidiaries. None except as listed on Disclosure Schedule or for which requirements per Section 6.23 have been met.	Yes	No

3.	Additional Indebtedness. None, except Indebtedness permitted by Section 8.1 of the Agreement.	Yes	No

4.	Liens and Encumbrances; Negative Pledge Agreements. None at any time, except Liens permitted by Section 8.2 of the Agreement.	Yes	No

5.	Limitation of Acquisitions and Mergers. None except those permitted by Section 8.3 of the Agreement.	Yes	No

6.	Dividends and Stock Repurchase. None, except as permitted by Section 8.4 of the Agreement.	Yes	No

7.	Loans and Investments. None, except those permitted by Section 8.5 of the Agreement.	Yes	No

9.	Affiliate Transactions. None, except issuances permitted by Section 8.7 of the Agreement.	Yes	No

10.	Disposal of Assets other than in the Ordinary Course of Business. None at any time without prior written consent of Lender except as permitted by Section 8.8 of the Agreement.	Yes	No

11.	Sale and Leaseback Transactions (Section 8.9 of the Agreement). None any time without prior written consent of Lender.	Yes	No

12.	Prepayment of Debt (Section 8.10 of the Agreement). None except Debt permitted by Section 8.10 of the Agreement.	Yes	No

13.	Changes in Nature of Business (Section 8.11 of the Agreement). None at any time without prior written consent of Lender.	Yes	No

14.	Environmental Laws (Section 8.12 of the Agreement). No activity likely to cause violations.	Yes	No

15.	Changes in Fiscal Year; Accounting Practices (Section 8.13 of the Agreement). None at any time without prior written consent of Lender.	Yes	No

16.	No Negative Pledge (Section 8.14 of the Agreement). None.	Yes	No

17.	No Contingent Obligations (Section 8.15 of the Agreement). None.	Yes	No

18.	Cash Flow Leverage Ratio (CFL).	Yes	No

Maximum of 2.00 to 1.00. (Defined as, for any period of determination, the ratio of (a) Consolidated Senior Funded Debt to (b) Consolidated EBITDA).

CFL Ratio: .

19.	Fixed Charge Coverage Ratio (FCC).

	Minimum of 1.25 to 1.00. (Defined as, for any period of determination, the ratio of (a) Excess Cash Flow to (b) the sum of (i) Consolidated Interest Charges, (ii) scheduled principal payments on Consolidated Senior Funded Debt, and (iii) an amount equal to twenty percent (20%) of the outstanding amount of all Revolving Credit Advances).	Yes	No

FCC Ratio: .

20.	Consolidated Tangible Net Worth (Defined as Shareholders’ Equity (net of treasury shares) of the Borrower and its Subsidiaries on that date minus the Intangible Assets of the Borrower and its Subsidiaries on that date plus Subordinated Debt).	Yes	No

Consolidated Net Income:

Required: $18,652,000 + 75% of Consolidated Net Income:

Consolidated Tangible Net Worth:

21.	Profitability. Consolidated Net Income after taxes plus the effect of non-cash stock option expenses for the period of determination, measured as of the end of each quarter:

	a) for the four consecutive quarters ending February 28, 2006, has not been a negative number greater than a cumulative amount of ($250,000), or	Yes	No

	b) after February 28, 2006 has not been a negative number for either (x) any four consecutive quarters (on a cumulative basis) or (y) any two consecutive quarters, in each case on a trailing quarter basis.”	Yes	No

Net Income for preceding quarter = .
Net Income for current quarter = .
Net Income for preceding four consecutive quarters = .
Non-cash stock option expenses for the preceding quarter = .
Non-cash stock option expenses for the current quarter = .
Non-cash stock option expenses for the preceding four consecutive quarters = .

22.	Capital Expenditures.

	Borrower has not made any Capital Expenditures during fiscal year in excess of an aggregate of $2,500,000.	Yes	No

Year-to-Date Capital Expenditures = .

RF MONOLITHICS, INC.

By:
Name:
Title: